Exhibit 10.96
Amendment No. 14
Purchase Agreement
This Amendment No. 14 (“the Amendment”) to the Purchase Agreement (the “Agreement”) dated January 25, 2000 by and among Brocade Communications Systems, Inc., a corporation organized under the laws of the State of Delaware, U.S.A., and having its principal place of business at 1745 Technology Drive, San Jose, California 95110 (“Brocade-US”), and Brocade Communications Switzerland SarL., a corporation organized under the laws of Geneva, and having its principal place of business at 29-31 Route de l’Aeroport, Case Postale 105 CH-1215 Geneva 15, Switzerland (“Brocade-Switzerland”), (collectively “SUPPLIER”) and EMC Corporation, (“EMC”), a Massachusetts corporation, is made this 24th day of October, 2005 by and between SUPPLIER and EMC and commences on the date accepted and executed by SUPPLIER (“Effective Date”). [**]
WHEREAS, the Agreement covers all aspects of EMC purchase and resale of Brocade hardware and software and details both parties’ responsibilities and obligations in the areas of product delivery, maintenance and support, [**].
WHEREAS, EMC wishes to [**].
WHEREAS, the parties wish to amend the Agreement to allow EMC to provide support to [**];
THEREFORE, in consideration of the above and the other respective promises of the parties set forth herein, the parties hereto agree as follows:
1) Pricing and Payment. EMC requests that Brocade provide [**] in accordance with the Brocade Service Pricing Work Sheet (“Brocade Pricing”) attached as Attachment 1. EMC understands that it will only be entitled to receive [**].
1)	Procedure.
a.	The products must be the Brocade [**] and the customer must agree to [**]. EMC will document the serial numbers [**]. SUPPLIER will provide [**].

b.	EMC agrees that it will [**] and will manage all [**] prior to escalating any backline issues to Brocade. EMC also understands that hardware repair is based on a [**], and the [**].

c.	To register a switch the following information must be provided to Brocade:
•	Switch serial number or WWN;

•	Duration of [**];

•	Support Part Number (per the pricing worksheet); and

•	Purchase Order Number.
d.	Brocade will send EMC a confirming email and invoice. Brocade will update any entitlement databases. Brocade will also provide [**] according to the Agreement.

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3) No Other Changes. All other terms and conditions of the Agreement shall remain unchanged.
4) Counterparts. This Amendment may be executed in two or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 14 to OEM Purchase Agreement by their duly authorized representatives. Such execution of the Amendment may be in three counterparts, each of which shall be an original and together which shall constitute one and the same instrument.

Executed and agreed to:		Executed and agreed to:

Brocade Communications Systems, Inc.		EMC Corporation
(“Supplier”)

Signature:	/s/ Jill Cameron	Signature:	/s/ William Monagle

Name:		Name:

Title:	Dir. WW Sales Operations	Title:	VP Corporate Procurement

Date:	12-15-05	Date:	10/24/05

Brocade Communications Switzerland, SarL.
(“Supplier”)

Signature:	/s/ Ulrich Plechschmidt

Name:

Title:	VP EMEA and Latin America

Date:	12-19-05

ATTACHMENT 1
Brocade Pricing
[**]

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.